                                                                     EXHIBIT 8.1



                                  [LETTERHEAD]



January 26, 1996



The Prudential Home Mortgage
 Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland 21701



Re:  Mortgage Pass-Through Certificates

--------------------------------


Gentlemen:



    We have acted as your counsel in connection with the Registration Statement (File No. 33-72966) filed with the Securities and Exchange Commission (the "Commission") on December 15, 1993 pursuant to the Securities Act of 1933, as amended, and declared effective on April 5, 1994 and as amended by Post-effective Amendment No. 1 thereto filed with the Commission on May 4, 1994 and declared effective on May 6, 1994, Post-effective Amendment No. 2 thereto filed with the Commission on June 8, 1994 and declared effective on June 10, 1994, Post-effective Amendment No. 3 thereto filed with the Commission on July 28, 1994 and declared effective on July 28, 1994, Post-effective Amendment No. 4 thereto filed with the Commission on August 8, 1995 and declared effective on August 9, 1995, Post-effective Amendment No. 5 thereto filed with the Commission on November 3, 1995 and declared effective on November 16, 1995, and Post-effective Amendment No. 6 thereto to be filed with the Commission on the date hereof (as amended, the "Registration Statement"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.



    In rendering the opinion set forth below, we have examined and relied upon the following: (1) the Registration Statement, the Prospectus and the forms of Prospectus Supplement constituting a part thereof, each substantially in the form being filed with the Commission; (2) the forms of the Pooling and Servicing Agreements incorporated by reference as Exhibits to the Registration Statement; and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinion set forth below.



    As counsel to The Prudential Home Mortgage Securities Company, Inc. ("PHMSC"), we have advised PHMSC with respect to certain federal income tax aspects of the proposed issuance of the Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus and under the headings "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" in each form of Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed insuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.



    This opinion is based on facts and circumstances set forth in the Prospectus and each form of Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates. The opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

    We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the references to our firm under the heading "Certain Federal Income Tax Consequences" in the Prospectus. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.



                                          Very truly yours,



                                          /s/ Cadwalader, Wickersham & Taft